Name of Registrant:
Franklin Tax Exempt Money Fund
File No. 811-03193

EXHIBIT ITEM No. 77C: Submission of matters to a vote of security holders

Franklin Tax-Exempt Money Fund

Meeting of Shareholders, March 21, 2007 and reconvened on April 11, 2007 and May 4, 2007 (unaudited)

A Special Meeting of Shareholders of the Franklin Tax-Exempt Money Fund (the "Fund") was held at the Fund's offices, One Franklin Parkway, San Mateo, California on March 21, 2007 and reconvened on April 11, 2007 and May 4, 2007. The purpose of the meeting was to elect Directors of the Fund and to vote on the following Proposals and Sub-Proposals: to amend the By-Laws to provide that the authorized number of directors shall not be less than five (5) nor more than ten (10); to approve an Agreement of Merger that provides for the reorganization of the Fund into a Delaware statutory trust; to approve amendments to certain of the Fund's fundamental investment restrictions (including eight (8) Sub-Proposals); and to approve the elimination of certain of the Fund's fundamental investment restrictions. At the meeting, the following persons were elected by the shareholders to serve as Independent Directors of the Fund: Harris J. Ashton, Robert F. Carlson, Sam Ginn, Edith
E. Holiday, Frank W. T. LaHaye, Frank A. Olson, Larry D. Thompson and John B. Wilson. Charles B. Johnson and Gregory E. Johnson were elected by the shareholders to serve as Interested Directors. Shareholders also approved the amendment to the By-Laws to provide that the authorized number of directors shall not be less than five
(5) nor more than ten (10), the Agreement of Merger that provides for the reorganization of the Fund into a Delaware statutory trust, amendments to certain of the Fund's fundamental investment restrictions (including eight (8) Sub-Proposals) and the elimination of certain of the Fund's fundamental investment restrictions. No other business was transacted at the meeting.

Proposal 1. To amend the By-Laws to provide that the authorized number of directors shall not be less than five (5) nor more than (10):

             Shares Voted      % of     % of
                              Outstan   Voted
                               ding    Shares
                              Shares

For           89,127,826.661  50.109%  95.920%
Against        1,311,975.585   0.737%   1.412%
Abstain        2,479,551.777   1.394%   2.668%
Total         92,919,354.023  52.240%  100.000
                                             %

 Proposal 2.  To elect a
Board of Directors:

   Name      For      % of     % of    Withhel   % of   % of Voted
                     Outstan   Voted      d    Outstan    Shares
                      ding    Shares             ding
                     Shares                     Shares
Harris J.   92,217,  51.845%  99.244%  702,138   0.395%      0.756%
Ashton      215.030                       .993
Robert F.   92,173,  51.821%  99.198%  745,511   0.419%      0.802%
Carlson     842.441                       .582
Sam Ginn    91,907,  51.671%  98.911%  1,011,9   0.569%      1.089%
            386.161                     67.862
Edith E.    91,990,  51.718%  99.000%  929,186   0.522%      1.000%
Holiday     167.211                       .812
Frank W.    92,100,  51.780%  99.119%  818,615   0.460%      0.881%
T. LaHaye   738.810                       .213
Frank A.    91,997,  51.722%  99.008%  922,093   0.518%      0.992%
Olson       260.102                       .921
Larry D.    92,077,  51.767%  99.094%  841,848   0.473%      0.906%
Thompson    505.282                       .741
John B.     92,212,  51.843%  99.239%  707,208   0.397%      0.761%
Wilson      145.612                       .411
Charles B.  91,982,  51.714%  98.992%  936,876   0.526%      1.008%
Johnson     477.121                       .902
Gregory E.  91,710,  51.560%  98.699%  1,209,2   0.680%      1.301%
Johnson     054.702                     99.321

 Proposal 3. To approve an Agreement of Merger that provides for the reorganization of the Fund into a Delaware statutory trust:

             Shares Voted      % of     % of
                              Outstan   Voted
                               ding    Shares
                              Shares

For           95,174,775.125  53.507%  91.479%
Against        2,599,295.534   1.462%   2.498%
Abstain        3,813,776.695   2.144%   3.666%
Broker Non-    2,452,158.000   1.379%   2.357%
Votes
Total        104,040,005.354  58.492%  100.000
                                             %

Proposal 4.   To approve amendments to certain of the Fund's
fundamental investment restrictions (includes eight (8) Sub-
Proposals):

(a) To amend the Fund's fundamental investment restriction regarding borrowing:

             Shares Voted      % of     % of
                              Outstan   Voted
                               ding    Shares
                              Shares

For           78,016,501.345  43.862%  83.961%
Against        2,877,298.231   1.617%   3.096%
Abstain        5,088,457.447   2.861%   5.477%
Broker Non-    6,937,097.000   3.900%   7.466%
Votes
Total         92,919,354.023  52.240%  100.000
                                             %

(b) To amend the Fund's fundamental investment restriction regarding underwriting:

             Shares Voted      % of     % of
                              Outstan   Voted
                               ding    Shares
                              Shares

For           78,740,245.338  44.269%  84.740%
Against        2,057,728.677   1.156%   2.215%
Abstain        5,184,283.008   2.915%   5.579%
Broker Non-    6,937,097.000   3.900%   7.466%
Votes
Total         92,919,354.023  52.240%  100.000
                                             %

(c) To amend the Fund's fundamental investment restriction regarding lending:

             Shares Voted      % of     % of
                              Outstan   Voted
                               ding    Shares
                              Shares

For           78,365,334.168  44.058%  84.337%
Against        2,652,922.719   1.491%   2.855%
Abstain        4,964,000.136   2.791%   5.342%
Broker Non-    6,937,097.000   3.900%   7.466%
Votes
Total         92,919,354.023  52.240%  100.000
                                             %

(d) To amend the Fund's fundamental investment restriction regarding investments in real estate:

             Shares Voted      % of     % of
                              Outstan   Voted
                               ding    Shares
                              Shares

For           78,514,092.125  44.141%  84.497%
Against        2,657,135.359   1.494%   2.860%
Abstain        4,811,029.539   2.705%   5.177%
Broker Non-    6,937,097.000   3.900%   7.466%
Votes
Total         92,919,354.023  52.240%  100.000
                                             %

(e) To amend the Fund's fundamental investment restriction regarding investments in commodities:

             Shares Voted      % of     % of
                              Outstan   Voted
                               ding    Shares
                              Shares

For           76,730,945.248  43.139%  82.578%
Against        4,324,352.698   2.431%   4.654%
Abstain        4,926,959.077   2.770%   5.302%
Broker Non-    6,937,097.000   3.900%   7.466%
Votes
Total         92,919,354.023  52.240%  100.000
                                             %

(f) To amend the Fund's fundamental investment restriction regarding issuing senior securities:

             Shares Voted      % of     % of
                              Outstan   Voted
                               ding    Shares
                              Shares

For           78,137,963.068  43.930%  84.092%
Against        2,834,495.731   1.594%   3.051%
Abstain        5,009,798.224   2.816%   5.391%
Broker Non-    6,937,097.000   3.900%   7.466%
Votes
Total         92,919,354.023  52.240%  100.000
                                             %

(g) To amend the Fund's fundamental investment restriction regarding industry concentration:

             Shares Voted      % of     % of
                              Outstan   Voted
                               ding    Shares
                              Shares

For           78,116,162.099  43.918%  84.068%
Against        2,878,492.587   1.618%   3.098%
Abstain        4,987,602.337   2.804%   5.368%
Broker Non-    6,937,097.000   3.900%   7.466%
Votes
Total         92,919,354.023  52.240%  100.000
                                             %

(h) To amend the Fund's fundamental investment restriction regarding diversification of investments:

             Shares Voted      % of     % of
                              Outstan   Voted
                               ding    Shares
                              Shares

For           78,162,452.624  43.944%  84.118%
Against        3,015,374.100   1.695%   3.245%
Abstain        4,804,430.299   2.701%   5.171%
Broker Non-    6,937,097.000   3.900%   7.466%
Votes
Total         92,919,354.023  52.240%  100.000
                                             %

Proposal 6. To approve the elimination of certain fundamental investment restrictions:


             Shares Voted      % of     % of
                              Outstan   Voted
                               ding    Shares
                              Shares

For           77,483,551.673  43.562%  83.388%
Against        4,198,897.620   2.361%   4.519%
Abstain        4,299,807.730   2.417%   4.627%
Broker Non-    6,937,097.000   3.900%   7.466%
Votes
Total         92,919,354.023  52.240%  100.000
                                             %